Exhibit 99.1

Howard Bancorp Raises $10.2 Million In Its Initial Public Offering

ELLICOTT CITY, Md.--(BUSINESS WIRE)--July 20, 2012--Howard Bancorp, Inc., the parent company of Howard Bank, announced today that it has completed the sale of $10.2 million, or 1,396,364 shares, of its common stock. The capital was raised through the sale of common stock to participants in its previously announced public offering as outlined in its registration statement filed with the Securities and Exchange Commission as well as a previously announced private placement. A registration statement relating to these securities has been filed with, and was declared effective by, the Securities and Exchange Commission. The offering was made only by means of a prospectus. The purchase price for all shares purchased was $7.30 per share.

Mary Ann Scully, Chairman and CEO, commented, "Formed in 2004, Howard Bank has a history of significant, profitable organic growth and has been successful in growing both its loan and deposit portfolios more than 10% annually through the financial crisis and recession, while maintaining superior asset quality. With assistance from our financial advisor, Griffin Financial, LLC, Howard Bancorp developed a unique plan to raise capital. In the process, we became an SEC ’34 Act reporting company, furthering our goal to be as transparent as possible. We believe that this successful capital raise is significant for a number of reasons. First and foremost, it provides us with the additional capital that will allow us not only to continue our organic growth but to also participate fully in any community banking consolidation which is being driven by the economic and industry forces facing all of us today. Second, it represents a vote of confidence by existing shareholders, other retail investors in our marketplace and, for the first time, institutional investors who have seen many attempted community bank offerings over the last few years but have selectively participated in only a few. Third, it enhances our ability to continue to leverage our historical strengths in an attractive Greater Baltimore and Central Maryland marketplace and to bring our distinctive brand to our many existing and prospective stakeholders.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Howard Bancorp, Inc.

Howard Bancorp, Inc. is the holding company for Howard Bank, a Maryland trust company operating as a commercial bank, headquartered in Ellicott City, Maryland. We have five full service branches located in Ellicott City, Annapolis, Columbia, Laurel and western Ellicott City, Maryland.

The statements in this press release that are not historical facts, in particular the statements regarding continued growth and participation in future banking consolidations, constitute “forward-looking statements” as defined by Federal Securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements can generally be identified by the use of forward-looking terminology such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may,” “should” and words of similar meaning. Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to, general economic conditions, either nationally or in our market area, that are worse than expected, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements, that negatively impact our business, changes in consumer spending, borrowing and savings habits, and our ability to enter new markets successfully and capitalize on growth opportunities and to otherwise implement our growth strategy. Forward-looking statements speak only as of the date they are made. Howard Bancorp, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information regarding risks and uncertainties that could affect forward-looking statements Howard Bancorp, Inc. may make, please refer to the filings made by Howard Bancorp, Inc. with the U.S. Securities and Exchange Commission available at www.sec.gov.

CONTACT:
Howard Bancorp, Inc.
George C. Coffman, Chief Financial Officer, 410-750-0020